                                                                Exhibit 10.89

                             STOCKHOLDER'S AGREEMENT

      STOCKHOLDER'S AGREEMENT (this "Agreement"), dated as of January 17, 2000, between the undersigned stockholder ("Stockholder") of Starbelly.com, Inc., a Delaware corporation f/k/a TheZebra.com, Inc. (the "Company"), and HA-LO Industries, Inc., an Illinois corporation ("Acquiror").

      WHEREAS, concurrently with the execution of this Agreement, the Company, Acquiror and HA-LO Industries, Inc., a Delaware corporation and wholly owned subsidiary of Acquiror ("Acquiror Sub"), have entered into an Agreement and Plan of Merger and Plan of Reorganization (the "Merger Agreement"), providing for the merger (the "Merger") of the Company with and into Acquiror Sub pursuant to the terms and conditions of the Merger Agreement;

      WHEREAS, upon consummation of the Merger, the stockholders of the Company (the "Stockholders") will receive a number of shares of Common Stock, no par value, of Acquiror and/or a number of shares of Series A Convertible Preferred Stock, no par value, of Acquiror (collectively, "Acquiror Stock") for each share of capital stock of the Company owned by them;

      WHEREAS, Stockholder owns of record and beneficially shares of capital stock of the Company as set forth on Schedule I hereto (the "Shares"); and

      WHEREAS, in order to induce Acquiror to enter into the Merger Agreement, Stockholder has agreed, upon the terms and subject to the conditions set forth herein, to vote the Shares and to deliver an irrevocable proxy to Acquiror to vote the Shares at a meeting of the Company's stockholders, in favor of approval and adoption of the Merger Agreement and the Merger.

      NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

      1. Defined Terms. All of the capitalized terms used herein but not otherwise defined shall have the meanings specified in the Merger Agreement.

      2. Agreement to Vote Shares.

            (a) Stockholder agrees that during the period from the date hereof until the earlier of the Effective Time of the Merger and the termination of the Merger Agreement in accordance with its terms, Stockholder shall vote the Shares, in person or by proxy, at every meeting of the stockholders of the Company at which such matters are considered and at every adjournment thereof or by written consent in lieu of such meeting
      (i) in favor of the Merger, the adoption by the Company of the Merger Agreement and the approval of the other transactions contemplated by the Merger Agreement, (ii) against any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or any other Competing Transaction (as defined in the Merger Agreement ) (collectively, "Alternative Transactions") or (iii) against any amendment of the Company's Articles of Incorporation of By-laws or other proposal or transaction involving the Company or any of its subsidiaries, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement (collectively, "Frustrating Transactions"). Stockholder has delivered to Acquiror on the date hereof a proxy substantially in the form attached hereto as Annex A (the "Proxy"), which Proxy is irrevocable from the date hereof until the earlier of the Effective Time of the Merger and the termination of the Merger Agreement in accordance with its terms to the extent permitted under Delaware Law, and Acquiror agrees to vote the Shares subject to such Proxy (A) in favor of the Merger, the adoption by the Company of the Merger Agreement and the approval of the other transactions contemplated by the Merger Agreement, (B) against any Alternative Transaction, or (C) against any Frustrating Transaction.

            (b) If, at any time prior to the expiration of this Agreement, Stockholder, or a representative of Stockholder, is a member of the Board of Directors of the Company or an officer of the Company, subject to the Merger Agreement, nothing in this Agreement shall limit or restrict such director or officer from acting in his capacity and exercising his fiduciary duties and responsibilities as a director or officer of the Company, as the case may be. It is understood that this Agreement shall apply to Stockholder solely in its capacity as a stockholder of the Company and shall not apply to the director's or officer's actions, judgments or decisions as a director or officer of the Company.

      3. No Voting Trusts. Stockholder agrees that during the period from the date hereof until the earlier of the Effective Time of the Merger and the termination of the Merger Agreement, he or it will not, directly or indirectly, and will not cause or permit any entity or person under Stockholder's control to, deposit any of the Shares in a voting trust or subject any of its Shares to or otherwise enter into any arrangement (written or oral) with respect to the voting of the Shares inconsistent with this Agreement.

      4. Limitation on Dispositions and Proxies. During the period from the date hereof until the earlier of the Effective Time of the Merger and the termination of the Merger Agreement in accordance with its terms, Stockholder agrees not to sell, assign, pledge, transfer or otherwise dispose of, or grant any proxies with respect to any of the Shares (except for the Proxy or a proxy which is not inconsistent with the terms of this Agreement, the Proxy or a sale, transfer or other disposition to a party to hold the Shares subject to the terms of this Agreement and any other agreement entered into pursuant to the Merger Agreement and to which the Shares are subject) or take any other action that would in any way restrict, limit or interfere with the performance of its obligations hereunder or the transactions contemplated hereby.

      5. Specific Performance. Each party acknowledges that it will be impossible to measure in money the damage to the other party if a party hereto fails to comply with the obligations imposed by this Agreement, and that, in the event of any such failure, the other party will not have an adequate remedy at law or in damages. Accordingly, each party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages (including without limitation pursuant to Section 9), is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that the other party has an adequate remedy at law. Each party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with any other party's seeking or obtaining such equitable relief.

      6. Status of Stockholders. Stockholder represents to the Buyer that it is either an officer, director or holder of 5% or more of the outstanding voting securities of the Company or an Affiliate of an officer, director or holder of 5% or more of the outstanding voting securities of the Company.

      7. Taking Necessary Action; Further Action. Stockholder agrees that during the period from the date hereof until the earlier of the Effective Time of the Merger and the termination of the Merger Agreement in accordance with its terms, he or it shall each use reasonable efforts to take all actions as may be reasonably necessary or appropriate to effectuate the Merger as soon as possible consistent with the terms of this Agreement and the Merger Agreement, including
(a) actions of Stockholder in his or its capacity as a stockholder of the Company, and (b) making any required filings under (including with respect to the acquisition by any Stockholder of shares of Acquiror Stock in the Merger), and providing each other with information with respect to filings required under, the HSR Act.

      8. Investment Representations. Shares of Acquiror Stock are being issued by Acquiror to Stockholder in connection with the Merger in reliance upon the following representations, warranties and agreements of Stockholder, each of which shall be true and correct as of the date hereof and at the Effective Time, and each of which shall survive the Effective Time.

            (a) Stockholder acknowledges that shares of Acquiror Stock issued and issuable to him or it at the Effective Time of the Merger will not have been registered under the Securities Act or under applicable state securities laws.

            (b) All shares of Acquiror Stock delivered or deliverable to Stockholder in the Merger are being acquired by Stockholder solely for investment purposes and for the account of Stockholder, and not as a nominee or agent for others or with a view to or for sale in connection with any distribution, and Stockholder has no present intention of selling or otherwise distributing such shares of Acquiror Stock and has not entered into any arrangement or understanding with respect thereto, except in each case in accordance with the terms of this Agreement, pursuant to the Registration Rights Agreement or otherwise in compliance with applicable securities laws.

            (c) The Stockholder acknowledges that his or its shares of Acquiror Stock must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Stockholder agrees that he or it shall not make a disposition of any shares of Acquiror Stock issued to him or it in the Merger unless such shares have been registered under the Securities Act, including without limitation in accordance with a Registration Rights Agreement with Acquiror, or are sold in accordance with an exemption from registration under Rule 144 or 144A under the Securities Act, or unless an exemption from the registration requirements of the Securities Act and applicable state securities laws (other than under Rule 144 or 144A) is available and Acquiror shall have received an opinion of counsel reasonably satisfactory to Acquiror to the effect that such exemption from the registration requirements of the Securities Act is valid and available.

            (d) Stockholder acknowledges that his or its investment in shares of Acquiror Stock is a speculative investment and is subject to significant risks, including the risks described in Acquiror's Registration Statement on Form S-3 dated December 10, 1999. The foregoing representation shall not limit any rights or remedies Stockholder may have under the Merger Agreement or otherwise in connection with the Merger. Stockholder represents and warrants to Acquiror that he or it is able to fend for himself or itself in the transactions contemplated by this Agreement, has such knowledge and expertise in financial and business matters as to be capable of evaluating the merits and risks of his or its investment and has the ability to bear the economic risks (including the risk of loss) of his or its investment.

            (e) The Stockholder is an "Accredited Investor" as defined in Rule 501 to Regulation D promulgated under the Securities Act inasmuch as he or it is:

                  (i) A director or executive officer of Acquiror;

                  (ii) A natural person whose individual net worth, or joint net worth with his or her spouse, is currently over $1,000,000;

                  (iii) A natural person who had, or will have had, an individual income in excess of $200,000 in each of the two most recent years (1999 and 1998) or joint income with his or her spouse was in excess of $300,000 in each of those years (1999 and 1998) and has a reasonable expectation of reaching the same income level in the current year (2000);

                  (iv) A broker or dealer registered pursuant to Section 15 of the Exchange Act;

                  (v) A bank (as defined in Section 3(a)(2) of the Securities
                  Act), or a savings and loan association or other institution (as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Exchange Act; an insurance company (as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 or a business development company (as defined in Section 2(a)(48) of that Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or an agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary (as defined in Section 3(21) of such act), which is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

                  (vi) A private business development company (as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

                  (vii) An organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, a Massachusetts or a similar business trust, or partnership, not formed for the specific purpose of acquiring Acquiror Stock, with total assets in excess of $5,000,000; or

                  (viii) A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring Acquiror Stock, whose purchase is directed by a sophisticated person (as described in Rule 506(b)(2)(ii) of the Securities Act).

            (f) Stockholder represents and warrants that he or it has had the opportunity to ask questions of Acquiror concerning its business and to obtain any information which Stockholder considered necessary to verify the accuracy of or to amplify upon Acquiror's disclosures, including the Acquiror Reports attached as Exhibit A hereto, and have had all questions which have been asked by Stockholder answered by Acquiror to Stockholder's satisfaction.

      9. Standstill and Transfer Restrictions on Acquiror Securities.

            (a) Stockholder agrees that from the Effective Time and for a period of three years after the Effective Time (the "Restriction Period"), without the prior written consent of the Board of Directors of Acquiror as evidenced in a resolution adopted by two-thirds of the directors of Acquiror, Stockholder will not, and will cause each of its Affiliates whom it controls not to, directly or indirectly, alone or in concert with others:

                  (i) acquire, offer or propose to acquire, or agree to acquire (except, in any case, upon consummation of the Merger, by way of option grants approved by the Board of Directors of Acquiror or the compensation committee thereof, or upon the conversion, exercise or exchange of Acquiror Securities (as defined below)) whether by purchase, tender or exchange offer, or through the acquisition of control of another person or entity or knowingly otherwise, any securities issued by Acquiror which are entitled to vote generally for the election of directors or any direct or indirect rights or options to acquire any such securities or any securities convertible or exercisable into or exchangeable for such securities (collectively, "Acquiror Securities"); provided, that Stockholder and its Affiliates may purchase or acquire, in the aggregate during the Restriction Period, additional Acquiror Securities in an amount which in the aggregate does not exceed one percent (1%) of the fully diluted shares outstanding of

                  Acquiror immediately following the Effective Time (as appropriately adjusted for stock splits, etc.);

                  (ii) knowingly make or participate in any "solicitation" of "proxies" or "consents" (as such terms are used in the proxy rules of the United States Securities and Exchange Commission) with respect to any Acquiror Securities, or make proposals for the approval of stockholders of Acquiror;

                  (iii) knowingly form, join or participate in a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to Acquiror Securities;

                  (iv) deposit any Acquiror Securities in any voting trust or knowingly subject any Acquiror Securities to any agreement with respect to the voting of any Acquiror Securities;

                  (v) otherwise knowingly act to control or seek to control the management, Board of Directors or policies of Acquiror (except with respect to actions taken by Stockholder solely in his capacity as an officer or director of Acquiror in the exercise of his fiduciary duties);

                  (vi) make or disclose any request to amend, waive or terminate any provision of this Section 9 (including this clause
                  (9)(a)(vi));

                  (vii) offer, pledge, sell, contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer ("Transfer"), any Acquiror Securities, whether now owned or hereafter acquired by Stockholder or with respect to which Stockholder has or hereafter acquires the power of disposition, if following such Transfer, the transferee of such Acquiror Securities together with its Affiliates and Associates would own in excess of 10% of the voting power represented by the then outstanding Acquiror Securities (assuming conversion by such transferee and its Affiliates and Associates of all securities convertible or exercisable into or exchangeable for shares of Acquiror Securities); provided, that this Subsection 9(a)(vii) shall not limit the ability of Stockholder to (A) make a bona fide pledge of its Acquiror Securities to a nationally recognized financial institution engaged in such transactions in the normal course of its business to secure indebtedness so long as pledgee agrees to be bound by the terms of this Section 9 in the event it forecloses on Acquiror Securities representing in excess of 10% of the voting power represented by the then outstanding Acquiror Securities, unless such pledgee has agreed to sell such Acquiror Securities in open-market transactions over a national securities exchange, (B) enter into bona fide hedging transactions with respect to its Acquiror Securities with a nationally recognized financial institution engaged in such transactions in the normal course of its business or (C) sell Acquiror Securities pursuant to an underwritten public offering or over a national securities exchange (other than in prearranged block transactions); or

                  (viii) make any agreement to do any of the foregoing to the extent restricted thereby.

            (b) Acquiror acknowledges and agrees that, solely as a result of Stockholder's execution of this Agreement and compliance with the provisions hereof, (i) neither Stockholder nor its Affiliates shall, and neither Stockholder nor its Affiliates shall be deemed to, be acting together or agreeing to act together with any other person or entity with respect to Acquiror Securities, and (ii) Stockholder has not acted other than independently and individually, without regard to the purposes or intention of any other person or entity and without the purpose or intent of acting together with any other person or entity for any reason. With respect to obligations of Stockholder pursuant to any provision of this
      Section 9 qualified by the "knowledge" of Stockholder, it is understood and agreed that upon receipt by Stockholder of notice from Acquiror that Stockholder has breached a provision of this Section 9 (notwithstanding any requirement relating to knowledge of Stockholder contained in such provision), Stockholder's receipt of such notice shall evidence the requisite knowledge of Stockholder under this Section 9 with respect to such activities constituting a breach on a going forward basis, and Stockholder shall be required to use its reasonable best efforts to promptly remedy any such activities which so constitute a breach without regard to the knowledge qualifier, whether or not such breach is then continuing.

            (c) If at any time during the Restricted Period, Stockholder and its Affiliates "beneficially own" (as defined in Rule 13d-3 under the Exchange
      Act) in the aggregate less than five percent (5%) of the voting power represented by the fully diluted Acquiror Securities then outstanding, Stockholder and its Affiliates shall no longer be subject to the provisions of this Section 9; provided, that if at any time following such occurrence, Stockholder and its Affiliates "beneficially own" (as defined in Rule 13d-3 under the Exchange Act) in the aggregate five percent (5%) or more of the voting power represented by the fully diluted Acquiror Securities then outstanding, the provisions of this Section 9 shall once again apply and be in full force and effect with respect to Stockholder and its Affiliates for the remainder of the Restriction Period, if any.

            (d) Notwithstanding Section 5 hereof, Acquiror shall not be restricted from seeking or obtaining monetary damages from Stockholder for breach of this Section 9, up to a maximum of $5.0 million; provided that such $5.0 million maximum liability shall be a joint cap applicable to the aggregate liability of Stockholder under this Section 9 and of Coventry Partners Family L.P., a Delaware limited partnership, under Section 9 of that certain Stockholders Agreement between Coventry Partners Family L.P. and Acquiror dated the date hereof.

      10. Waiver of Company Liquidation Preference. To the extent that Stockholder owns shares of Company Preferred Stock, Stockholder hereby waives any right to a liquidation preference resulting from the Merger pursuant to
Section 2(b) of Article V of the Company's Second Amended and Restated Certificate of Incorporation.

      11. Term of Agreement; Termination. Subject to Section 14(e), the term of this Agreement shall commence on the date hereof and such term and this Agreement shall terminate upon the earliest to occur of (i) the Effective Time, and (ii) the date on which the Merger Agreement is terminated in accordance with its terms; provided, however, that the provisions of Section 9 shall survive the Effective Time in accordance with the terms of Section 9. Upon such termination, no party shall have any further obligations or liabilities hereunder; provided, that such termination shall not relieve any party from liability for any breach of this Agreement prior to such termination.

      12. Representations and Warranties of the Stockholder. Stockholder represents and warrants to Acquiror that, as of the date hereof, (a) Stockholder has full legal power and authority to execute and deliver this Agreement and the Proxy, and (b) the Shares are free and clear of all proxies (except for a proxy which is not inconsistent with the terms of this Agreement).

      13. Entire Agreement. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof (other than the Merger Agreement and the Registration Rights Agreement). This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by all parties hereto. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

      14. Notices. All notices, requests, claims, demands or other communications hereunder shall be in writing and shall be deemed given when delivered personally, upon receipt of a transmission confirmation if sent by telecopy or like transmission (with confirmation) and on the next business day when sent by a reputable, national overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice): ):

            If to Acquiror:         HA-LO Industries, Inc.
                                    5980 West Touhy Avenue
                                    Niles, IL 60714
                                    Attn: Gregory J. Kilrea, CFO

            With a copy to:         Neal, Gerber & Eisenberg
                                    Two North LaSalle Street
                                    Suite 2100
                                    Chicago, IL 60602
                                    Attn: Barry J. Shkolnik, Esq.

            If to Stockholder:      Altheimer & Gray
                                    10 South Wacker Drive
                                    Chicago, IL 60606
                                    Attn: Peter H. Lieberman

            With a copy to:         ______________________________
                                    ______________________________
                                    ______________________________
                                    ______________________________
                                    Attention:____________________

      15. Miscellaneous.

            (a) This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of Delaware, without reference to its conflicts of law principles.

            (b) If any provision of this Agreement or the application of such provision to any person or circumstances shall be held invalid or unenforceable by a court of competent jurisdiction, such provision or application shall be unenforceable only to the extent of such invalidity or unenforceability, and the remainder of the provision held invalid or unenforceable and the application of such provision to persons or circumstances, other than the party as to which it is held invalid, and the remainder of this Agreement shall not be affected.

            (c) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

            (d) All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

            (e) The obligations of Stockholder shall not be effective or binding upon Stockholder until after such time as the Merger Agreement is executed and delivered by the Company, Acquiror and Acquiror Sub, and the parties agree that there is not and has not been any other agreement, arrangement or understanding between the parties hereto with respect to the matters set forth herein, other than the Merger Agreement and the Registration Rights Agreement.

             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

      IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.


                                     ACQUIROR:

                                     HA-LO INDUSTRIES, INC.

                                     By: /s/ John Kelley
                                         ----------------------
                                         John Kelley, President


                                     STOCKHOLDER:


                                     /s/ Eric Lefkofsky
                                     --------------------
                                     Eric Lefkofsky

                                   SCHEDULE I

- ------------------------------------------------------------------------------------------------------------------
                   Number of shares      Number of shares of      Number of shares of        Number of Shares of
                      of Company           Company Class B         Company Series A           Company Series B
                    Class A Common        Common Stock, par       Preferred Stock, par       Preferred Stock, par
    Name of        Stock, par value        value $.001 per        value $.001 per share      value $.001 per
  Stockholder       $.001 per share             share                                               share
- ------------------------------------------------------------------------------------------------------------------

- ------------------------------------------------------------------------------------------------------------------
Eric Lefkofsky            0                       0                        0                        0
- ------------------------------------------------------------------------------------------------------------------

- ------------------------------------------------------------------------------------------------------------------
Total
- ------------------------------------------------------------------------------------------------------------------

                                                                      APPENDIX A

                                  FORM OF PROXY

      The undersigned, for consideration received, hereby appoints John Kelley and Greg Kilrea, or either of them, or any other officer of HA-LO INDUSTRIES, INC., an Illinois corporation ("Acquiror"), its proxy to vote the shares of capital stock (the "Shares") of Starbelly.com, Inc., a Delaware corporation f/k/a TheZebra.com, Inc. (the "Company"), owned by the undersigned and described in that certain Stockholders Agreement dated January 17, 2000 between the undersigned and Acquiror (a copy of such Agreement being attached hereto (the "Stockholders Agreement") and which the undersigned is entitled to vote at any meeting of stockholders of the Company, and at any adjournment thereof with respect to all matters specified in Section 2 of the Stockholder's Agreement. This proxy is subject to the terms of the Stockholder's Agreement, is coupled with an interest and revokes all prior proxies granted by the undersigned with respect to such Shares, is irrevocable and shall terminate and be of no further force and effect automatically at such time as the Stockholder's Agreement terminates in accordance with its terms. The undersigned also constitutes and appoints John Kelley and Greg Kilrea, or either of them, as the undersigned's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute, for the undersigned and in the undersigned's name, any written consent of stockholders that is executed in lieu of any meeting of stockholders at which such persons (or either of them) would be entitled to exercise the proxy granted hereby.

            Dated: January 17, 2000

                                          STOCKHOLDER:


                                          /s/ Eric Lefkofsky
                                          -------------------
                                          Eric Lefkofsky